                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MAI SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             MAI SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 29, 1998



TO ALL STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of MAI Systems Corporation (the "Company" or "MAI"), a Delaware corporation, will be held at The Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California, on Friday, May 29, 1998 at 10:00 a.m., for the following purposes:

      1. To elect four directors to serve for the ensuing year and until their successors are elected.

      2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

      Only stockholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.


                                             Lewis H. Stanton
                                             Secretary

Irvine, California
April 30, 1998



                             YOUR VOTE IS IMPORTANT


  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.

                             MAI SYSTEMS CORPORATION

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed Proxy is solicited on behalf of MAI Systems Corporation ("MAI" or the "Company") for use at the 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held Friday, May 29, 1998, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California. The Company's principal executive offices are located at 9601 Jeronimo Road, Irvine, California 92618 and its main telephone number is
(714) 598-6000. These proxy solicitation materials were mailed on or about April 30, 1998, to all stockholders entitled to vote at the Annual Meeting.


RECORD DATE AND OUTSTANDING SHARES


      Stockholders of record at the close of business on April 17, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the Record Date, ___________ shares of the Company's $0.01 par value Common Stock ("Common Stock"), were outstanding. The closing price on the American Stock Exchange for the Common Stock on the Record Date, as reported in The Wall Street Journal, was $_____ per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:

                                                               NUMBER OF               PERCENTAGE
        NAME AND ADDRESS                                         SHARES                 OF CLASS
        ----------------                                         ------                 --------
        Richard S. Ressler                                     1,813,301(1)                   %
              c/o Orchard Capital Corporation
              10960 Wilshire Boulevard, Suite 500
              Los Angeles, California 90024
        CPI Securities LP group(2)                             1,705,500                      %
        CSA(3)                                                   517,319                      %

----------

(1) Includes 467,105 shares of Common Stock which Mr. Ressler may purchase pursuant to warrants which are exercisable in full at this time. See "Certain Transactions with Management".

(2) CPI Securities L.P., Canpartners Incorporated, The Value Realization Fund L.P., The Canyon Value Realization Fund (Cayman), Ltd., GRS Partners II, Mitchell R. Julis, Joshua Friedman and Chris Evensen, as a group, beneficially own 1,705,000 shares of Common Stock. The address of all of the above-referenced entities other than The Canyon Value Realization Fund (Cayman), Ltd. and GRS Partners II is 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90212; the addresses for The Canyon Value Realization Fund (Cayman), Ltd. and GRS Partners are c/o MeesPierson (Cayman) Limited, British American Center, Phase 3, Dr. Roy's Drive, Grand Cayman, B.W.I. and c/o Grosvenor Capital Management, L.P., 333 West Wacker Drive, Suite 1600, Chicago, Illinois 60606.

(3) The shares are held by Computer Systems Advisors (Private) Limited and CSA Pte Ltd (collectively, "CSA"). CSA's address is 221 Henderson Road, 08-01 Henderson Building, Singapore 0315.

REVOCABILITY OF PROXIES


      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company before the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


VOTING AND SOLICITATION


      On all matters other than the election of directors, each share has one vote.

      The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company Inc. ("Georgeson") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson a fee not to exceed $6,500 for its services and will reimburse Georgeson for certain out-of-pocket expenses estimated to be not more than $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than January 15, 1999, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.


                                   PROPOSAL I


                              ELECTION OF DIRECTORS


GENERAL


      A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy.


VOTE REQUIRED


      A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Each share may vote for up to four director-nominees. Votes may not be cumulated. If a quorum is present, the four nominees receiving the highest number of votes will be elected to the Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law in the election of directors.


      The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.


      MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.


NOMINEES


      The names of the nominees, their ages at Record Date and certain other information about them are set forth below.

NAME OF NOMINEE                   AGE                           PRINCIPAL OCCUPATION                       DIRECTOR SINCE
---------------                   ---                           --------------------                       --------------
      Richard S. Ressler           39       Chairman of the Board, MAI Systems Corporation; Chief                1995
                                            Executive Officer, JFAX Communications, Inc.; President and
                                            Chief Executive Officer, Orchard Capital Corporation, an
                                            investment and management consulting firm
      George G. Bayz               44       President  and Chief Executive Officer, MAI Systems                  1995
                                            Corporation
      Morton O. Schapiro           44       Dean, College of Letters, Arts and Sciences, University of           1995
                                            Southern California
      Zohar Loshitzer              40       Chief Information Officer and Director,                              1998
                                            JFAX Communications, Inc.

      There is no family relationship between any director and any executive officer of the Company.

      Richard S. Ressler was named Chairman of the Board of Directors in May 1995 and was originally elected to the Company's Board of Directors in February 1995. He was Chief Executive Officer of the Company from October 1994 until February 1997 and President of the Company from October 1994 until May 1995. Mr. Ressler has been Chief Executive Officer of JFAX Communications, Inc., a leading unified messaging services provider, since March 1997. He also serves as President and Chief Executive Officer of Orchard Capital Corporation ("Orchard"), an investment and consulting firm which he formed in January 1994 for the purpose of providing financial and operational consulting services. He is also a managing member of CIM Group LLC, a real estate investment, development and management company and a Managing Director of Orchard Telecom, a telecommunications consulting firm. From July 1988 until January 1, 1994, Mr. Ressler held various executive positions at Brooke Group, Ltd. ("BGL") and BGL's predecessor company, Brooke Partners, LP, and their various respective subsidiaries and affiliates including Liggett Group, Inc., a tobacco products producer. From July 1990 to April 1993, he was a director, and from November 1990 to April 1993, he was Executive Vice President, of BGL.

      George G. Bayz was elected President and Chief Executive Officer of the Company in February 1997 and had been its President and Chief Operating Officer since May 1995. He became a director in July 1995. He joined the Company in July 1994 as Vice President, Sales and Marketing. From April 1993 until July 1994, Mr. Bayz was a senior vice president of the Corum Group, Ltd., an investment banking firm specializing in mergers and acquisitions of information technology companies. From January 1992 to March 1993, he was acting president of Blue Sheet, Inc., a start-up on-line information services provider.


      Morton O. Schapiro was appointed to the Company's Board of Directors in July 1995. Since July 1991, he has been a professor of Economics at the University of Southern California, and since July 1994 he has served as the Dean of the College of Letters, Arts and Sciences at the University of Southern California. Since October 1992, Mr. Schapiro has been a director of The Griffin Funds Incorporated, a management subsidiary of Home Savings of America.


      Zohar Loshitzer was appointed to the Company's Board of Directors in January 1998. Since July 1997, he has been Chief Information Officer and a member of the Board of Directors of JFAX Communications, Inc., a leading unified messaging services provider. Since 1995, he has also been a Managing Director of Orchard Telecom, a telecommunications consulting firm. From 1987 until 1995, he was the general manager and a partial owner of Life Alert, a nationwide emergency response service.

EXECUTIVE OFFICERS

      The name, age and title of each executive officer of the Company (other than executive officers who are nominees for director set forth above), business experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Executive officers are elected by the Board of Directors following the annual meeting of the Company's stockholders.

NAME (AGE)                   TITLE, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
----------                   --------------------------------------------------
Lewis H. Stanton (44)        Executive Vice President, Chief Operating and Financial Officer. Mr. Stanton joined the Company in
                             February 1997. From July 1996 until he joined the Company, Mr. Stanton was president of Stanton &
                             Associates, a consulting company and from September 1996 to January 1997, he was chief executive officer (acting) of Worldsite Networks, Inc., an internet access provider. From September 1988 until
                             July 1996, Mr. Stanton was chief financial officer of Data Analysis Inc., the parent company of
                             Investor's Business Daily and other companies.

Luke Brown (40)              President and Chief Executive Officer, Process Manufacturing Group. Mr. Brown joined the Company in
                             February 1993. From February 1993 until August 1994, he served as Director of Operations for the
                             Company's Process Manufacturing Division. From August 1994 until March 1998, Mr. Brown served as the
                             Company's Vice President and General Manager, Software Support Services. From 1991 to 1993, Mr. Brown
                             was employed as Vice President of Customer Service at Remanco Systems International, a provider of point-of-sale solutions. From 1980 until 1989, Mr. Brown served as an officer with the United States
                             Coast Guard.


BOARD MEETINGS AND COMMITTEES

      The Board of Directors held four meetings during the year ended December 31, 1997 and conducted business by written consent. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.

      The Audit Committee currently consists of Messrs. Schapiro (chairman), Loshitzer and Ressler. The Audit Committee held no meetings during 1997. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

      The Compensation Committee currently consists of Messrs. Loshitzer (chairman), Ressler and Schapiro. The Compensation Committee met twice during 1997. The Compensation Committee reviews and approves the Company's executive compensation policies.

      During 1997, each incumbent director attended all of the meetings of the Board of Directors and the committees of which they were members.

DIRECTOR COMPENSATION

      The Company pays fees of $3,000 per calendar-year quarter to each of its non-employee directors, and $1,000 for each Board or Committee meeting which is attended in person or telephonically. Additionally, the Company reimburses directors for their reasonable travel expenses to attend meetings.

      The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") provides for the grant of nonstatutory stock options to non-employee directors. Under the Directors' Plan, each non-employee director who is not the holder of 5% or more of the outstanding shares of Common Stock is granted a nonstatutory option to purchase 31,250 shares of Common Stock on the date of his or her appointment to the Board. Thereafter, each non-employee director is automatically granted a nonstatutory option to purchase 6,250 shares of Common Stock on the date of each annual meeting of stockholders at which each such non-employee director is reelected, provided that on such date, he or she has served on the Board of Directors for at least six months. Options granted pursuant to the Directors' Option Plan vest as to 20% of the initial grant six months following the date of grant and as to 20% on each successive term to which the director is reelected to the Board. Subsequent grants vest, if at all, on the director's reelection to the Board four years hence. The Directors Plan provides that upon a change of control all options granted pursuant to the plan shall become immediately exercisable in full. The Directors' Plan provides that the exercise price of the options granted thereunder shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted pursuant to the Directors' Plan have a term of ten years and options granted pursuant to the Directors' Plan may be exercised only while the optionee is a director of the Company or within one year after termination of service as a director. No options were exercised pursuant to the Directors Option Plan in 1997.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


      The Compensation Committee currently consists of Messrs. Loshitzer, Ressler and Schapiro. The Company has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable Securities and Exchange Commission rules. One former officer of the Company, Richard S. Ressler, but no current officer, serves on the Compensation Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT


      The following table sets forth the beneficial ownership of Common Stock as of the Record Date, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                                         NUMBER OF SHARES               APPROXIMATE
                 NAME                                                   BENEFICIALLY OWNED           PERCENTAGE OWNED
                 ----                                                   ------------------           ----------------
                 Richard S. Ressler (1)...........................           1,813,301                        %
                 George G. Bayz (2)...............................             120,917                       *
                 Morton Shapiro (3)...............................              25,000                       *
                 Zohar Loshitzer (4)..............................              24,750                       *
                 Lewis H. Stanton (5).............................              30,000                       *
                 Luke Brown (6)...................................              36,250                       *
                 All current directors and executive officers
                    as a group (6 persons) (7)....................           2,050,218                        %

*     Less than 1%

(1) Includes warrants to purchase 467,105 shares of Common Stock held by Mr. Ressler which are exercisable by Mr. Ressler within 60 days of the Record Date.

(2) Includes 117,917 shares issuable upon exercise of options held by Mr. Bayz exercisable within 60 days of the Record Date.

(3) Includes 25,000 shares issuable upon exercise of options held by Mr. Schapiro which are exercisable within 60 days of the Record Date, assuming Mr. Schapiro's reelection to the Board of Directors.

(4) Includes 24,750 shares issuable upon exercise of warrants held by Mr. Loshitzer exercisable within 60 days of the Record Date.

(5) Includes 30,000 shares issuable upon exercise of options held by Mr. Stanton exercisable within 60 days of the Record Date.

(6) Includes 36,250 shares issuable upon exercise of options held by Mr. Brown exercisable within 60 days of the Record Date.

(7) Includes 701,022 shares issuable upon exercise of options or warrants held by directors and executive officers and warrants held by Mr. Ressler exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


      The following table shows, as to the Chairman and former Chief Executive Officer, the current Chief Executive Officer and each of the other two executive officers during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                           ANNUAL COMPENSATION                COMPENSATION AWARDS
                                                           -------------------                -------------------
                                                                                      OTHER ANNUAL       SECURITIES      ALL OTHER
                                                                                      COMPENSATION       UNDERLYING     COMPENSATION
    NAME AND PRINCIPAL POSITION              YEAR    SALARY ($)         BONUS($)           ($)           OPTIONS (#)       ($)(1)
    ---------------------------              ----    ----------         --------           ---           -----------   -------------
Richard S. Ressler(2)                        1997    $  288,000                0       $        0           50,000      $  0
   Chairman                                  1996       258,000       $1,187,500(3)             0                0         0
                                             1995       240,000              N/A                0          625,000(6)      0
George G. Bayz                               1997       225,000                0                0           30,000         0
   President and Chief Executive Officer     1996       216,346                0                0           78,750         0
                                             1995       172,000           44,200(4)             0           93,750       180
Lewis H. Stanton                             1997       170,885           75,000(5)           N/A          120,000       N/A
   Executive Vice President and Chief        1996           N/A              N/A              N/A              N/A       N/A
   Operating and Financial Officer           1995           N/A              N/A              N/A              N/A       N/A
Luke Brown                                   1997       140,000                0                0           12,000       N/A
   President and Chief Executive Officer,    1996       129,853                0                0           15,000       N/A
   Process Manufacturing Division            1995       120,013           21,152(4)             0           43,750       N/A

----------
(1) Amounts stated reflect contributions made by the Company to such executive officer's account under the Company's 401(k) Plan.

(2) Mr. Ressler is an employee of Orchard Capital Corporation, which provides his services through a consulting agreement between it and the Company. 1997 compensation includes $44,000 in consulting fees that accrued in fiscal 1997 and were paid in 1998. Mr. Ressler served as Chief Executive Officer of the Company from October 1994 until February 1997.

(3) A bonus in the amount of $1,187,500 which was earned January 2, 1996, when the conditions precedent to the award of such bonus were satisfied. This amount was paid to Mr. Ressler on or about September 8, 1997, together with interest at 5.75% from January 2, 1996 to the date of payment, in the form of shares of the Company's Common Stock issued to Mr. Ressler (calculated based on the average closing price on the American Stock Exchange ("AMEX") for the five days prior to issuance).

(4)   Represents bonus amount earned in fiscal 1995 and paid in fiscal 1996.

(5) Includes a guaranteed bonus paid to Mr. Stanton as a condition of his employment with the Company.

(6) Warrant issued to Orchard Capital Corporation (and immediately transferred to Mr. Ressler) in connection with the agreement pursuant to which it supplies the services of Mr. Ressler. See "-- Certain Transactions with Management".

OPTIONS OR WARRANTS GRANTED IN LAST FISCAL YEAR

      The following table sets forth certain information regarding grants of stock options or warrants made during the fiscal year ended December 31, 1997 to the Company's executive officers named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                           ------------------------------------------------------------------
                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                           NUMBER OF           % OF TOTAL                                              ANNUAL RATES OF STOCK PRICE
                           SECURITIES        OPTIONS GRANTED                                                APPRECIATION FOR
                           UNDERLYING          TO EMPLOYEES                                                   OPTION TERM (1)
                           OPTIONS              IN FISCAL          EXERCISE           EXPIRATION         ------------------------
NAME                       GRANTED #(2)           YEAR(3)       PRICE ($/SH)(4)(5)       DATE            5% ($)           10% ($)
----                       ------------       --------------    ------------------       ----            ------           -------
Richard S. Ressler .....      50,000               8.9%        $     7.50(6)            3/05/02               N/A               N/A
George G. Bayz .........      30,000               5.4%        $     3.50               9/12/07        $   66,000        $  167,400
Lewis H. Stanton .......     120,000              21.4%                (7)                   (7)       $  454,800        $1,152,811
Luke Brown .............      12,000               2.1%        $     3.50               9/12/07        $   26,400        $   66,960

----------

(1) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of future stock price growth.

(2) All stock options granted (not including Mr. Ressler's warrants) have ten year terms and are generally exercisable (a) with respect to 33-1/3% of the shares covered thereby on the anniversary of the date of grant, with full vesting occurring three years following the date of grant, or (b) as to 100% of the grant on the third anniversary of the date of grant. See "--Employment Contracts and Change of Control Agreements" for provisions regarding acceleration of the vesting of options under certain circumstances.

(3) There were a total of 559,583 stock options and warrants granted to employees of the Company in 1997.

(4) Options were granted at an exercise price equal to the market value of the Common Stock as listed on the AMEX.

(5) The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already-owned shares or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(6) In order for the Company to raise equity capital, the exercise price of these warrants was adjusted to $3.04 on September 12, 1997 and the warrants were subsequently exercised.

(7) 90,000 of Mr. Stanton's options are exercisable at the price of $6.87 per share and expire on February 10, 2007 and 30,000 are exerciseable at the price of $3.50 per share and expire on September 12, 2007.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      Except for the exercise by Mr. Ressler of warrants as described under "-- Certain Transactions With Management," no options were exercised by any of the executive officers during the year ended December 31, 1997. The value of the options held at the end of the year are set forth in the following table:

                VALUE OF UNEXERCISED STOCK OPTIONS AT END OF YEAR

                                  NUMBER OF SECURITIES UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT
                                        OPTIONS AT FISCAL YEAR-END (#)                      FISCAL YEAR-END ($)(1)
NAME                                      EXERCISABLE/UNEXERCISABLE                      EXERCISABLE/UNEXERCISABLE
----                                      -------------------------                      -------------------------
Richard S. Ressler (2)                467,105                      0               $280,263                    N/A
George G. Bayz .......                 74,582                127,915                 35,415                 17,710
Lewis H. Stanton .....                    N/A                120,000                    N/A                    N/A
Luke Brown ...........                 21,666                 41,584                 18,416                 12,394

(1) Market value of underlying securities at fiscal year end ($2.50 per share), minus the exercise price.

(2) Represents Mr. Ressler's warrant to purchase up to 467,105 shares of Common Stock at $1.90 per share

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      The Company currently has no employment contracts with any of the Company's executive officers named in the Summary Compensation Table above (but it does have a consulting agreement with Orchard Capital Corporation which supplies the services of Richard S. Ressler, its President and Chief Executive Officer). See "--Certain Transactions with Management").. The Company's 1993 Employee Stock Option Plan provides that upon a change of control all options granted pursuant to the plan shall become immediately exercisable in full.

CERTAIN TRANSACTIONS WITH MANAGEMENT

      The services of Richard S. Ressler, Chairman of the Company, are provided pursuant to an agreement with Orchard Capital Corporation ("Orchard"), which is his employer. Pursuant to that agreement (which expires in August 1998), Orchard agreed to provide Mr. Ressler's services on a non-exclusive basis. Orchard is paid $24,000 per month under the agreement. Additionally, Orchard has been granted warrants (which Orchard immediately transferred to Mr. Ressler) to purchase 625,000 and 50,000 shares of the Company's Common Stock at $1.90 and $7.50 per share, respectively. In order for the Company to raise equity capital, the exercise price of the $7.50 warrants was adjusted to $3.04 on September 12, 1997, and these warrants were subsequently exercised. At the same time, 157,895 of the $1.90 warrants were also exercised. The remainder of the $1.90 warrants are currently exercisable and expire on August 14, 1999.


     From January 1997 through July 1997 (prior to his appointment as a director of the Company in January, 1998), Zohar Loshitzer was retained as a consultant by the Company, providing advice in the areas of cost cutting, sales training, process automation and operations. During this period, Mr. Loshitzer was compensated at the rate of $2,500 per week.


        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

GENERAL

            The policy of the Company regarding the compensation of its executive officers is to maintain a total compensation program which would retain the services of key executives and (a) assure the availability of their skills for the benefit of the Company, (b) secure to the Company freedom from competition by such persons within reasonable and lawful limits, and (c) provide appropriate base compensation, benefits and financial incentives through bonus, severance and other employment-related programs. The Compensation Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation, including the compensation of the Chairman and the Chief Executive Officer. The Compensation Committee or the Board of Directors determines and approves stock option grants for all employees, including the Chief Executive Officer. The Committee currently comprises two independent, non-employee directors, and one director, whose services are provided pursuant to a consulting agreement with his employer (see "Executive Compensation--Certain Transactions with Management").

COMPENSATION PHILOSOPHY

            The Company operates in the highly competitive and rapidly changing high technology industry. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

COMPENSATION COMPONENTS

            Compensation for the Company's executive officers generally consists of salary, annual incentive and stock option awards. The Committee assesses past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

            SALARY. The salaries of the executive officers, other than the Chairman, are determined annually by the Compensation Committee based upon various subjective factors such as the executive's responsibilities, position, qualifications, years of experience and individual performance. In no such case does the Committee undertake a formal survey of analysis of compensation paid by other companies.

            ANNUAL INCENTIVES. The Committee annually reviews and approves an executive compensation plan. A target, expressed as a percentage of salary, is established for each officer, based on the scope of his or her responsibility. Actual payment is computed as a percentage of that target based on the Company's performance in achieving specified objectives and individual performance of executives. No incentive compensation was paid (or accrued) pursuant to the plan based on 1997 performance.

            STOCK OPTIONS. Stock option awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually over a three-year period or as to 100% of the grant on the third anniversary of the grant) to retain executives and encourage sustained contributions. The exercise price of options is the market price on the date of grant.

            The Company is subject to Section 162(m) of the Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Company does not currently have any non-deductible compensation plans. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Employee Stock Option Plan will continue to be deductible as performance-based compensation.

COMPENSATION OF CHAIRMAN AND FORMER CHIEF EXECUTIVE OFFICER

            Mr. Ressler's services as Chairman (and formerly as Chief Executive Officer) have been provided pursuant to a consulting agreement dated August 15, 1994 (amended as of August 31, 1997) with Orchard Capital Corporation, Mr. Ressler's employer. Pursuant to that agreement, Orchard was paid $20,000 per month up through and including August 15, 1996, and is currently paid $24,000 per month, for Mr. Ressler's services. In March 1997, Orchard was issued warrants to purchase up to 50,000 shares of Common Stock at $7.50 (which it immediately transferred to Mr. Ressler). In order for the Company to raise equity capital, the exercise price of these warrants was adjusted to $3.04 on September 12, 1997 and the warrants were subsequently exercised.

            The compensation paid to Orchard pursuant to the consulting agreement and the amendments thereto was determined by the Compensation Committee and the Board of Directors based upon various subjective factors such as Mr. Ressler's responsibilities, qualifications, years of experience, individual performance, and perceived contributions to the Company. In addition, in January 1997, the Compensation Committee commissioned an independent compensation consulting organization which considered, among other things, compensation for senior executives in turn-around companies and concluded that the compensation arrangements were fair and reasonable and in the best interests of the Company.

            Other than reimbursement for reasonable expenses incurred in connection with the services it renders to the Company, neither Orchard nor Mr. Ressler receive any other compensation from the Company and Mr. Ressler does not participate in the Company's stock option plans.

            Respectfully submitted,

                        Zohar Loshitzer, Chairman
                        Richard S. Ressler
                        Morton O. Schapiro

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


      Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's officers (as defined in Rule 16a-1(f), directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 1997.

                                PERFORMANCE GRAPH


      Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Computer Systems Index for the period commencing April 1, 1994 (the month during which the Company first issued shares of its new Common Stock pursuant to its Chapter 11 Plan of Reorganization) and ending December 31, 1997. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 as amended (the "Securities Act") or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
               AMONG MAI SYSTEMS CORPORATION, THE S & P 500 INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX


                                     4/08/94        12/94          12/95          12/96          12/97
                                     -------       -------        -------        -------        -------

Mai Systems Corporation                100        1,176           3,971          3,860          1,471
S & P 500                              100          105             145            178            238
S & P Computers
(SOFTWARE & SERVICES)                  100          120             169            262            365




* $100 INVESTED ON 4/08/94 IN STOCK OR ON
  3/31/94 IN INDEX - INCLUDING REINVESTMENT
  OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                  NOTICE OF APPOINTMENT OF INDEPENDENT AUDITORS


      The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the consolidated financial statements for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since the Company's inception. Notwithstanding the selection, the Board, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.



                                  OTHER MATTERS


      The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                             THE BOARD OF DIRECTORS


Dated:  April 30, 1998

MAI Systems Corporation
9601 Jeronimo Road
Irvine, California 92618

                                     [LOGO]

                             MAI SYSTEMS CORPORATION

            This proxy is solicited by the Board of Directors for the
                  Annual Meeting of Stockholders--May 29, 1998

            The undersigned hereby appoints George G. Bayz and Lewis H. Stanton and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 29, 1998, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

       (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE RESERVE SIDE)

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors below.

1.  Election of four directors                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS BELOW.
FOR all nominees         WITHHOLD AUTHORITY       NOMINEES:  George G. Bayz, Richard S. Ressler, Morton O. Schapiro, Zohar Loshitzer
listed to the right      to vote for the          (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE, WRITE SUCH
(except as marked        nominees listed          NOMINEE(S) NAME ON THE LINE BELOW.)
to the contrary)
     [ ]                      [ ]                 __________________________________________________________________________________


                                                  Dated: _________________________________________________________________, 1998

                                                  __________________________________________________________________________________
                                                                                         (signed)

                                                  __________________________________________________________________________________
                                                                                         (signed)

                                                  Please sign exactly as your name appears below. Give full title if an Attorney,
                                                  Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                  PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND
                                                  THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.